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EXHIBIT 23  ACCOUNTANTS CONSENT


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 2-80676, 2-80677, 2-99984, 33-14903, 33-34372, 33-52504, 33-53467,
333-05513, 333-00675, 333-19047 and 33-56743) on Form S-8 and (Nos. 33-42294 and
33-54222) on Form S-3 of North Fork Bancorporation, Inc. of our report dated January 21, 1997 relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

Our report refers to various changes in accounting as discussed in the notes to those statements.


KPMG PEAT MARWICK LLP



New York, New York
March 25, 1997

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